Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business Editors:
     Western Goldfields Announces Additional Fuel Hedging for 2009 and 2010

     TORONTO, Jan. 13 /CNW/ - Western Goldfields Inc. ("Western Goldfields" or
the "Company") (TSX:WGI, NYSE Alternext:WGW) is pleased to announce that it has entered into additional fuel hedges for each of the next two years.

     <<
     -   Additional diesel fuel hedging program for approximately 25% of the
         Mesquite Mine's diesel requirements for each of the next two years.

     -   Purchased 1,386,000 and 1,512,000 gallons of diesel at forward prices of $1.68 and $1.87 per gallon in 2009 and 2010, respectively.
     >>

     The Company announced its original fuel hedging program on December 18,
2008 with Western Goldfields hedging 1,512,000 gallons per year in each of
2009 and 2010. With its most recent hedges, the Company secured prices for
1,386,000 and 1,512,000 gallons of diesel for 2009 and 2010 at forward prices of $1.68 and $1.87 per gallon, respectively. Combined with its previously announced hedging program, Western Goldfields has now hedged approximately 50%
of its diesel requirement for each of the next two years at weighted average prices of approximately $1.75 and $1.94 in 2009 and 2010, respectively. In addition to the hedge price, Western Goldfields pays approximately $0.15 per gallon for taxes and delivery charges. The hedge prices are materially lower than the Company's plan which incorporated budgeted diesel costs of $2.40 in
2009 and $2.75 per gallon thereafter including taxes and delivery charges.
Approximately 20% of Mesquite's operating costs are attributable to diesel consumption.
     All amounts in US dollars unless otherwise noted.

     <<
     Western Goldfields Inc.
     -----------------------
     >>
     Western Goldfields Inc. is a gold production and exploration company with a focus on precious metal mining opportunities in North America. The Mesquite
Mine, currently the Company's sole asset, was brought into production in
January 2008, and the Company's focus is now on achieving the anticipated rate of production and completing planned improvements to the property. The Company has 2.8 million ounces in Proven and Probable Reserves as outlined in more detail in its latest annual report on Form 10-KSB filed on www.sedar.com.
Western Goldfields common shares trade on the Toronto Stock Exchange under the symbol WGI, and on the NYSE Alternext under the symbol WGW. For further details, please visit www.westerngoldfields.com.
     Mr. Wes Hanson, P.Geo., Vice President of Mine Development, Western
Goldfields Inc., is the qualified person under National Instrument 43-101 who supervised the preparation of the technical information contained in this news release. Mr. Hanson is an officer of the Company.

     <<
     Forward-Looking Information
     ---------------------------
     >>
     Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "plans" and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, production and cost estimates, potential contractual arrangements, receipt of working capital, anticipated revenues, and capital and operating expenditures.
These forward-looking statements are based on the best estimates of management at the time such statements are made. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the
Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the U.S. Securities and Exchange Commission and the Ontario
Securities Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

     %CIK: 0001394186

     /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, President and CEO, (416) 324-6005,
rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial Officer, (416)
324-6002, bpenny(at)westerngoldfields.com; Hannes Portmann, Director, Corporate
Development and Investor Relations, (416) 324-6014,
hportmann(at)westerngoldfields.com/
     (WGI. WGW)

CO:  Western Goldfields Inc.

CNW 09:44e 13-JAN-09